EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of SOBR Safe, Inc. of our report dated April 10, 2026, relating to the financial statements of SOBR Safe, Inc., which appears in SOBR Safe, Inc.’s Annual Form 10-K for the years ended December 31, 2025 and 2024. Our audit report includes an explanatory paragraph relating to SOBR Safe, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Haynie Salt Lake City, Utah October 16, 2026